SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE

           CLASS B COMMON STOCK-THE MORGAN GROUP, INC.


                     LYNCH INTERACTIVE CORPORATION (1)

                                 7/12/01            1,000,000          2.0000


          (1) Shares were purchased directly from the Issuer.